UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2014

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 14, 2014, we entered into an employment letter agreement with our Interim Chief Executive Officer, Christopher P. Lowe, which is attached hereto as Exhibit 10.1 and incorporated by reference herein (the “Employment Agreement”). Mr. Lowe also entered into our standard form of proprietary information and inventions agreement. The following description of the Employment Agreement is a summary and is qualified by reference to the full text of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Lowe (i) will receive a monthly salary of $64,134.67, (ii) will be reimbursed for his reasonable travel expenses as well as for temporary living expenses in accordance with our generally applicable policies, and (iii) will be granted an option to purchase 120,000 shares of our common stock (the “Option”) with an exercise price equal to the fair market value of our common stock on the date the Option is granted. The Option will be granted under our 2006 Equity Incentive Plan, and will vest in equal monthly installments over six months of continuous employment as Interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Letter Agreement by and between Hansen Medical, Inc. and Christopher P. Lowe dated February 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: February 21, 2014	/s/ PETER J. MARIANI
Peter J. Mariani
Chief Financial Officer

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